UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2014

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2014 pursuant to a Purchase and Sale Agreement, (the “Purchase Agreement”), Vanguard Natural Resources, LLC (the “Company”), and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”), agreed to acquire natural gas, oil and natural gas liquids assets in North Louisiana and East Texas (“the Purchased Assets”) from Hunt Oil Company (“Seller”) for $278.0 million (the “Acquisition”). This transaction has an effective date of June 1, 2014 and is expected to close on or before October 1, 2014.

The Purchased Assets have total estimated proved reserves of 150 billion cubic feet equivalent, of which approximately 57% is proved developed. Current net production attributable to the Purchased Assets is approximately 17.5 million cubic feet equivalent per day.

The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 4, 2014, the Company issued a press release announcing the execution and delivery of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated July 30, 2014 among Vanguard Permian, LLC and Hunt Oil Company.

Exhibit 99.1	Press Release dated August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
August 7, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated July 30, 2014 among Vanguard Permian, LLC and Hunt Oil Company.

Exhibit 99.1	Press Release dated August 4, 2014.